                            REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of February 9, 1998 (this "Agreement"), between Getty Images, Inc., a Delaware corporation (the "Company"), and Getty Investments L.L.C., a Delaware limited liability company ("Getty Investments").

          WHEREAS, the Company, Getty Communications plc, a public limited company organized under the laws of England and Wales ("Getty Communications"), PhotoDisc, Inc., a Washington corporation ("PhotoDisc") and Print Merger, Inc., a Washington corporation and a wholly owned subsidiary of the Company ("Merger Sub"), are parties to the Merger Agreement (the "Merger Agreement") dated as of September 15, 1997, pursuant to which and subject to the terms and conditions contained therein, (i) the Company and Getty Communications will enter into a scheme of arrangement in accordance with the Companies Act of 1985 of Great Britain (the "Scheme of Arrangement") and (ii) Merger Sub will be merged with PhotoDisc (the "Merger", and together with the Scheme of Arrangement, the "Transactions");

          WHEREAS, the Company and Getty Investments are parties to the subscription letter (the "Subscription Agreement"), dated the date hereof, from Getty Investments to the Company pursuant to which Getty Investments has agreed to subcribe for, and the Company has agreed to issue to Getty Investments, shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock"); and

          WHEREAS, it is a condition to the consummation of the transactions provided for in the Merger Agreement, including the Scheme of Arrangement and the Merger, that the parties hereto enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and conditions contained herein, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

          SECTION 1.01. As used in this Agreement, the following terms shall have the following respective meanings:

              "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

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                                       2

             "HOLDERS' REPRESENTATIVE" shall mean Getty Investments or such other Person or Persons designated by Getty Investments.

             "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended from time to time.

             "HOLDER" shall mean Getty Investments or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with the provisions of Section 2.11 hereof.

             "PERSON" shall mean an individual, corporation, association, partnership, limited liability company, trust, organization, group (as such term is used in Rule 13d-5 under the Exchange Act), business, government or political subdivision thereof, governmental agency or other entity.

             "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect of the terms of the offering of any security of the Company covered by such Registration Statement and all other amendments or supplements to the prospectus, including post-effective amendments, and all material incorporated, or deemed to be incorporated, by reference in such prospectus.

             "REGISTRABLE SECURITIES" shall mean any Company Common Stock issued pursuant to the Scheme of Arrangement or the Subscription Agreement or securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, exchange, recapitalization, or reclassification. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such Registrable Securities are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, or
    (iii) such Registrable Securities shall have ceased to be outstanding.

             "REGISTRATION STATEMENT" shall mean any registration statement under the Securities Act filed by the Company, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated, or deemed to be incorporated, by reference in such registration statement.

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                                       3

              "SECURITIES ACT" shall mean the United States Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended from time to time.

              "STOCKHOLDERS' AGREEMENT" shall mean the Stockholders' Agreement dated the date hereof among the Company, Getty Investments L.L.C., Mark Getty, Jonathan Klein, Crediton Limited, October 1993 Trust, PDI, L.L.C., Mark Torrance and Wade Torrance.


                                      ARTICLE II

                 AGREEMENTS IN RESPECT OF THE REGISTRABLE SECURITIES

          SECTION 2.01. DEMAND REGISTRATIONS. (a) Subject to the limitations set forth below, the Holders' Representative on behalf of the Holders of Registrable Securities shall have the right (a "Demand Right") to require the Company to file a Registration Statement under the Securities Act in respect of Registrable Securities held by Holders. If at the time that a Demand Right is exercised by the Holders' Representative on behalf of Holders, the Company is not eligible to use Form S-3, such Demand Right shall be a "Long-Form Demand Right". If at the time that a Demand Right is exercised by Initiating Holders, the Company is eligible to use Form S-3, such Demand Right shall be a "Short-Form Demand Right". Together, the Holders shall be entitled to exercise a Demand Right on up to five occasions.
 Each Demand Right must be exercised in respect of at least 850,000 Registrable Securities (subject to equitable adjustment in the event of stock splits, stock dividends and similar events). No Demand Right may be exercised within one year after the date that the registration of Registrable Securities pursuant to a prior exercise of a Demand Right was declared effective.

          (b) As promptly as practicable, but in no event later than 45 days after the Company receives a written request from the Holders' Representative demanding that the Company so register the number of Registrable Securities specified in such request, the Company shall file with the Commission and thereafter use its reasonable best efforts to cause to be declared effective promptly a Registration Statement (a "Demand Registration") providing for the registration of all Registrable Securities as the Holders' Representative shall have demanded be registered on behalf of Holders.

          (c) Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone and delay, for a reasonable period of time (the "Blackout Period"), not to exceed 60 days after the exercise of a Demand Right in the case of subsections (i) and (iii) below, the filing of any Demand Registration if:

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                                       4

              (i) the Company will be filing, within 30 days after the exercise of a Demand Right, a Registration Statement pertaining to a public offering of Company Common Stock in which the Holders are entitled to join pursuant to Section 2.02 hereof;

              (ii) the Company is subject to an existing contractual obligation to its underwriters not to engage in a public offering;

              (iii) the Company shall determine that any such filing or the offering of any Registrable Securities would

                   (A) in the good faith judgement of the Board of Directors of the Company, impede, delay or otherwise interfere with any pending or contemplated financing, acquisition, corporate reorganization or other similar transaction involving the Company or its wholly owned subsidiaries;

                   (B) based upon advice from the Company's investment banker or financial advisor, adversely affect any pending or contemplated offering or sale of any class of securities by the Company; or

                   (C) in the good faith judgement of the Board of Directors of the Company, require disclosure of material nonpublic information which, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders;

PROVIDED, HOWEVER, that the Blackout Period shall terminate upon the completion or abandonment of the relevant securities offering or sale, the termination or expiration of the existing contractual obligation not to engage in a public offering, the completion or abandonment of the relevant financing, acquisition, corporate reorganization or other similar transaction, such time as such Demand Registration shall no longer affect the relevant pending or contemplated offering or sale of securities by the Company, the public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed not in breach of confidentiality obligations, as the case may be. After the expiration of any Blackout Period and without any further request from the Holders' Representative on behalf of Holders, the Company shall effect the filing of the relevant Demand Registration and shall use its reasonable best efforts to cause any such Demand Registration to be declared effective as promptly as practicable unless the Holders' Representative shall have, prior to the effective date of such Demand Registration, withdrawn in writing the initial request, in which case such withdrawn request shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which the Holders are entitled hereunder. The Company

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                                       5

may not exercise its right to postpone or delay the filing of any Demand Registration pursuant to this subsection (c) more than twice during any 12 month period.

          (d) Any request by the Holders' Representative on behalf of Holders for a Demand Registration which is subsequently withdrawn prior to such Demand Registration becoming effective shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which the Holders are entitled if such withdrawal (i) is due to a material adverse change affecting the Company, (ii) is due to a notification by the Company of an intention to file a Registration Statement with respect to Company Common Stock or (iii) is made in accordance with the penultimate sentence of Section 2.01(c).

          (e) The Company shall be entitled to include authorized but unissued shares of Company Common Stock in any Demand Registration, subject to Section 2.02. Notwithstanding anything contained herein, if the lead underwriter of an offering involving a Demand Registration delivers a written opinion to the Holders' Representative (a copy of which shall be provided to the Company) that the number of shares of Company Common Stock included in such Demand Registration would (i) materially and adversely affect the price of the Company Common Stock to be offered or (ii) result in a greater amount of Company Common Stock being offered than the market could reasonably absorb, then the number of Registrable Securities to be registered by the Company and the number of shares of Company Common Stock to be included in such Demand Registration by other holders of shares of Company Common Stock pursuant to contractual incidental registration rights, shall be reduced in proportion to the number of securities originally requested to be registered by each of them to the extent that, in the lead underwriter's opinion, neither of the effects in the foregoing clauses (i) and (ii) would result from the number of shares of Company Common Stock included in such Demand Registration.

          SECTION 2.02. INCIDENTAL REGISTRATION. (a) If, at any time following the Effective Time, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Company Common Stock (i) for its own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of Company Common Stock (including any pursuant to a Demand Registration), the Company shall give written notice of such proposed filing to each Holder as soon as practicable (but in any event not less than 30 days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register such number of Registrable Securities as the Holder shall request. Upon the written direction of any Holder, given within 20 days following the receipt by such Holder of any such written notice (which direction shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall include in such Registration Statement (an "Incidental Registration" and, collectively with a Demand Registration, a "Registration") such number of Registrable Securities as shall be set forth in such written direction. Notwithstanding anything

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                                       6

contained herein, if the lead underwriter of an offering involving an Incidental Registration delivers a written opinion to the Company (a copy of which shall be provided to the Holders) that the number of shares of Company Common Stock included in such Registration would (i) materially and adversely affect the price of the Company Common Stock to be offered or (ii) result in a greater amount of Company Common Stock being offered than the market could reasonably absorb, then the number of Registrable Securities to be registered by each party requesting Incidental Registration rights hereunder, and the number of shares of Company Common Stock to be included in such Registration by other holders of shares of Company Common Stock pursuant to contractual incidental registration rights, shall be reduced in proportion to the number of securities originally requested to be registered by each of them to the extent that, in the lead underwriter's opinion, neither of the effects in the foregoing clauses (i) and (ii) would result from the number of shares of Company Common Stock included in such Registration. Nothing contained herein shall require the Company to reduce the number of shares of Company Common Stock proposed to be issued by the Company in a Registration initiated by the Company with respect to an offering of Company Common Stock for its own account.

          (b) No Incidental Registration effected under this Section 2.02 shall be deemed to have been effected pursuant to Section 2.01 hereof or shall release the Company of its obligations to effect any Demand
Registration upon request as provided under Section 2.01 hereof.

          SECTION 2.03.  REGISTRATION PROCEDURES. (a)   In connection with
each Registration, and in accordance with the intended method or methods of distribution of the Company Common Stock as described in such Registration, the Company shall, as soon as reasonably practicable (and, in any event, subject to the terms of this Agreement, including, without limitation,
Section 2.01(a) hereof, at or before the time required by applicable laws and regulations):

         (i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, which, if the method of distribution is by means of an underwriting, shall be in form and substance reasonably acceptable to the underwriters for such underwriting, and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby; PROVIDED, HOWEVER, that the Company shall use its reasonable best efforts to cause a Registration Statement on Form S-3 to remain effective until the earlier of (i) the disposition of all the Registrable Securities registered thereunder, and (ii) the expiration of the 90-day period commencing on the first day of the effectiveness of such Registration;

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                                      7

          (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

          (iii) furnish to the Holder such numbers of copies of the Registration Statement and the Prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto), in conformity with the requirements of the Securities Act and such other documents and information as it may reasonably request;

          (iv) (A) make available for inspection by the Holder and its counsel and financial advisors such financial and other information as shall be reasonably requested by them, and provide such Holder and its counsel and financial advisors the opportunity to discuss the business affairs of the Company with its principal executives and accountants, for the purposes of enabling the Holder to exercise its due diligence responsibilities under the Securities Act and (B) before the Registration Statement (and any amendments or supplements thereto) is filed, provide copies thereof to the Holder and its counsel and provide them with adequate time to review and comment thereon;

          (v) use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (v) be obligated to do so; and PROVIDED, FURTHER, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that the Holder submit any of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

          (vi) promptly notify each Holder, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such


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                                       8

     Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (vii) furnish, at the request of any Holder requesting
     Registration of Registrable Securities pursuant to Sections 2.01 or 2.02 hereof, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such Registrable Securities becomes effective,
     (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such Registration, as the case may be, may reasonably request and as would be customary in such a transaction; and
     (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the Prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and
     (B) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the Registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such Registration, as the case may be, may reasonably request and as would be customary in such a transaction;

          (viii) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the Registration Statement;


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                                       9

          (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (x) use its reasonable best efforts to list the Company Common Stock covered by such Registration Statement with any securities exchange or recognized trading market on which the Company Common Stock are then listed.

          (b) Each Holder requesting Registration shall furnish to the Company in writing such information regarding such Holder and its intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the Prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Such Holder shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event, in either case as a result of which any Prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such Holder or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information, or required so that such prospectus shall not contain, with respect to such Holder or the intended method of distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 2.04.  REGISTRATION EXPENSES.   All expenses incurred in
connection with each Registration pursuant to Sections 2.01 and 2.02 of this Agreement, excluding underwriters' discounts and commissions and any stamp or transfer tax or duty, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements


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                                       10

of one counsel for the Holders (selected by the Holders) and fees and disbursements of counsel for the Company incurred in connection with each registration shall be paid by the Company; PROVIDED, HOWEVER, that if a registration request pursuant to Section 2.01 of this Agreement is subsequently withdrawn at the request of the Holders' Representative on behalf of Holders of a number of shares of Registrable Securities such that the remaining Holders requesting registration would not have been able to request registration under the provisions of Section 2.01 of this Agreement and the provisions of Section 2.01(d) do not apply, such withdrawing Holders shall bear such expenses (in proportion to the number of shares orginally included in such Registration by such Holders) and the Company shall not be required to pay any of such expenses, unless the Holders shall forfeit their right to one requested registration pursuant to Section 2.01 of this Agreement. Each Holder shall bear and pay the underwriting commissions and discounts and any stamp or transfer tax or duty and the fees and disbursements of counsel for the Holders other than the one counsel referred to above incurred in connection with each Registration applicable to securities offered for its account in connection with any Registrations, filings and qualifications made pursuant to this Agreement.

          SECTION 2.05. UNDERWRITING REQUIREMENTS. In connection with any underwritten offering, the Company shall not be required under Section 2.02 of this Agreement to include shares of Registrable Securities in such underwritten offering unless the Holders of such shares of Registrable Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Company.

          SECTION 2.06.   INDEMNIFICATION; CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company shall, and it hereby agrees to, indemnify and hold harmless each Holder, such Holder's directors, officers, partners, managers, members and trustees and each Person who participates as a placement or sales agent or as an underwriter (within the meaning of the Securities Act) in any offering or sale of the Registered Securities, against any losses, claims, damages or liabilities ("Losses") to which such Holder, such Holder's directors, officers, partners, managers, members and trustees or such agent or underwriter may become subject, insofar as such Losses (or actions, proceedings or investigations in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus contained therein or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall, and it hereby agrees to, reimburse each such Holder, such Holder's directors, officers, partners, managers, members and trustees or any such agent or underwriter for any legal or other out-of-pocket expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which

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                                       11

indemnified parties may be represented by separate counsel) in connection with investigating or defending any such action, proceeding or investigation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.06(a) shall not apply to amounts paid in settlement of any such Loss, action, proceeding or investigation if such settlement is effected without the consent of the Company which consent shall not be unreasonably withheld; PROVIDED, FURTHER, that the Company shall not be liable to any such Person in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus contained therein, in reliance upon and in conformity with written information furnished to the Company by such Holder or any agent, underwriter or representative of such Holder expressly for use therein, or by such Holder's failure to furnish the Company, upon request, with the information with respect to such Holder, such Holder's directors, officers, partners, managers, members and trustees, or any agent, underwriter or representative of such Holder, or such Holder's intended method of distribution, that is the subject of the untrue statement or omission or, in the case of such agent or underwriter, if the Company shall sustain the burden of proving that such agent or underwriter sold securities to the person alleging such Loss without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein) if the Company had previously furnished copies thereof to such agent or underwriter, and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration.

          (b) INDEMNIFICATION BY THE HOLDERS AND ANY AGENT OR UNDERWRITERS. Each Holder requesting or joining in a Registration shall severally and not jointly indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any Losses, joint or several, to which the Company or any such director, officer, controlling Person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions, proceedings or investigations in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such Registration Statement or Prospectus, or by such Holder's failure to furnish the Company,

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                                       12

upon request, with the information with respect to such Holder, such Holder's directors, officers, partners, managers, members and trustees or any agent, underwriter or representative of such Holder, or such Holder's intended method of distribution, that is the subject of the untrue statement or omission; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such Loss or action, proceeding or investigation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.06(b) shall not apply to amounts paid in settlement of any such Loss, action, proceeding or investigation if such settlement is effected without the consent of such Holder which consent shall not be unreasonably withheld and in no event shall a Holder be liable under this
Section 2.06(b) for an amount in excess of the gross proceeds received by such Holder from the sale of securities pursuant to such Registration.

          (c) NOTICE OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action or proceeding for which indemnification under subsection (a) or (b) may be requested, such indemnified party shall, without regard to whether a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of, or as contemplated by, this Section 2.06, notify such indemnifying party in writing of the commencement of such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding on account of the indemnification provisions of or contemplated by Section 2.06(a) or 2.06(b) hereof unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall have the right to control its defense and shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate counsel). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party will consent to entry of any judgment or enter into any settlement agreement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) CONTRIBUTION. Each Holder requesting or joining in a Registration and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 2.06(a) or Section 2.06(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.06(d) were determined (i) by pro rata allocation (even if the Holder or any agents for, or underwriters of, the Registrable Securities, or all of them, were treated as one entity for such purpose); or (ii) by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.06(d). The amount paid or payable by an indemnified party as a result of the Losses (or actions or proceedings in respect thereof) referred to above shall be deemed to include (subject to the limitations set forth in Section 2.06(c) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) BENEFICIARIES OF INDEMNIFICATION. The obligations of the Company under this Section 2.06 shall be in addition to any liability that it may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, partner, manager, member and trustee of each Holder requesting or joining in a Registration and each agent and underwriter of the Registrable Securities and each person, if any, who controls such Holder or any such agent or underwriter within the meaning of the Securities Act; and the obligations of such Holder and any agents or underwriters contemplated by this
Section 2.06 shall be in addition to any liability that such Holder or its respective agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

          SECTION 2.07. TERMINATION OF REGISTRATION RIGHTS. Notwithstanding any other provisions of this Agreement to the contrary, the registration rights granted pursuant to this Agreement shall terminate with respect to a Holder on the earlier of: (i) the date that the Registrable Securities held by such Holder can be sold within a three month period under the volume limitation of Rule 144(e) under the Securities Act (or other similar rule), regardless of whether at the time of such sales the Holder is entitled to rely upon paragraph (k) of Rule 144; or (ii) on the 15th anniversary of the date of this Agreement, regardless of the tradeability of any Registrable Securities held by such Holder.

          SECTION 2.08. UNDERWRITERS. If any of the Registrable Securities are to be sold pursuant to an underwritten offering, the investment banker or bankers and the managing underwriter or underwriters thereof shall be selected by the Company after consultation with the Holders participating in such Registration, PROVIDED, that such managing underwriter or underwriters must be of recognized international standing.

          SECTION 2.09. LOCKUP. Each Holder shall, in connection with any Registration of the Company's securities, upon the request of the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than that included in the Registration or, if the effectiveness of such Registration is after two years after the date of this Agreement and such Registration has not been initiated by the exercise of demand registration rights by a stockholder party to the Stockholders' Agreement, sales in accordance with Rule 144 under the Securities Act and within the volume limitation of Rule 144(e) under the Securities Act, regardless of whether at the time of such sales the Holder is entitled to rely upon paragraph (k) of Rule 144]) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed one hundred and eighty
(180) days from the effective date of such Registration as the underwriters may specify; PROVIDED, HOWEVER, that all executive officers and directors of the Company shall also have agreed not to effect any sale, disposition or distribution of any Registrable Securities under the circumstances and pursuant to the terms set forth in this Section 2.09.

          SECTION 2.10. LEGENDS. (a) Stop transfer restrictions will be given to the Company's transfer agent(s) with respect to the Registrable Securities and there will be placed on the certificate or instruments representing the Registrable Securities, and on any certificate or instrument delivered in substitution or exchange therefor, a legend stating in substance:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO SUCH REGISTRATION OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          (b) The Company hereby agrees that it will cause stop transfer restrictions to be released with respect to any Registrable Securities that are transferred (i) pursuant to an effective Registration Statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act, or
(iii) pursuant to another exemption from the registration requirements of the Securities Act; PROVIDED, HOWEVER, that in the case of any transfer pursuant to clause (ii) or (iii) above, the request for transfer is accompanied by a written statement signed by the Holder confirming compliance with the requirements of the relevant exemption from registration; and PROVIDED, FURTHER, that in the case of any transfer pursuant to clause (iii) above, other than any transfer by the Holder to one or more of its direct or indirect subsidiaries, or among such subsidiaries, or by any such subsidiary to the Holder, the Company shall have received a written opinion of counsel reasonably satisfactory to the Company that such registration is not required. The Company further agrees that it will cause the legend described in subsection (a) of this Section 2.10 to be removed in the event of any transfer as provided in clause (i) or (ii) above.

          SECTION 2.11. TRANSFER OF REGISTRATION RIGHTS. The Holders may not transfer their rights under this Agreement without the written consent of the Company; PROVIDED, HOWEVER, that a Holder may transfer such Holder's rights without the Company's consent to a Permitted Transferee (as defined below) if
(i) the transferring Holder gives the Company written notice, whether or not the Company's consent is necessary to effect such transfer, at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred and (ii) such transferee agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement. Any transfer of Registrable Securities not in compliance with this Section 2.11 shall cause such Registrable Securities to lose such status. For purposes of this Section 2.11, "Permitted Transferee" shall mean (i) in the case of any Holder who is a natural person, a Person to whom Registrable Securities are transferred from such Holder by gift, will or the laws of descent and distribution, (ii) any member of the Getty Group or the Torrance Group (each as defined in the Stockholders' Agreement, as amended from time to time), and (iii) any "affiliate" of any

Holder, including, without limitation, any trust, partnership or limited liability company that a Holder controls or is a beneficiary of, or any Person that is a member of any Holder or a beneficiary of any such trust, and any partnership or limited liability company controlled by two or more of such trusts or beneficiaries of such trust or trusts.

          SECTION 2.12. PUBLIC INFORMATION. The Company covenants to make available "adequate current public information" concerning the Company within the meaning of Rule 144(c) under the Securities Act.

          SECTION 2.13. MERGERS AND CONSOLIDATIONS. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation, or transfer all or substantially all of its assets, unless prior to such merger, consolidation, reorganization or transfer, the surviving corporation or transferee shall have agreed in writing to assume the obligations of the Company under this Agreement and for that purpose references to Registrable Securities shall mean the securities issued in exchange for such Registrable Securities pursuant to such merger, consolidation, reorganization or sale.


                                     ARTICLE III

                                    MISCELLANEOUS

          SECTION 3.01. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          SECTION 3.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given and made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.02):

          (a)  if to the Company:

               Getty Images, Inc.
               500 North Michigan Avenue, Suite 1700
               Chicago, Illinois 60611
               Facsimile:  (1312) 922-9075

               Attention:  Andrew Duncomb
               with copies to:

               Clifford Chance
               200 Aldersgate
               London EC1A 4JJ
               Facsimile:  (44171) 600-5555
               Attention:  Michael Francies

               Shearman & Sterling
               555 California Street
               San Francisco, California 94104
               Facsimile:  (415) 616-1199
               Attention:  Christopher D. Dillon

          (b)  if to Getty Investments:

               Getty Investments L.L.C.
               1325 Airmotive Way, Suite 262
               Reno, Nevada 89502
               Facsimile:  (702) 786-5414
               Attention:  Jan D. Moehl
                           Mark J. Jenness

          SECTION 3.03.  PUBLIC ANNOUNCEMENTS.   No party to this Agreement
shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (except to the extent that such disclosure is required by law or the rules of the Nasdaq National Market), and, to the extent practicable, the parties shall cooperate as to the timing and contents of any such press release or public announcement.

          SECTION 3.04. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 3.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 3.06. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof, except as otherwise expressly provided herein.

          SECTION 3.07. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of any transferee unless such transferee shall have complied with the terms of Section 2.11. Except with the consent of the Company, no Holder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of Section 2.11 in all respects.

          SECTION 3.08. NO THIRD PARTY BENEFICIARY. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 3.09. AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and Holders of a majority of the Registrable Securities then held by all Holders or (b) by a waiver in accordance with Section 3.10 of this Agreement.

          SECTION 3.10. WAIVER. Any party to this Agreement may (a) extend the time for the performance of any obligations or other acts of any other party hereto or (b) waive compliance with any agreements or conditions contained herein. Any such extension or waiver shall be valid against the Company only if set forth in an instrument in writing signed by the Company and shall be valid against the Holders only if set forth in an instrument in writing signed by Holders of a majority of the Registrable Securities then held by all Holders. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or as a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

          SECTION 3.11. GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court sitting in the State of Delaware. In the event of any dispute, claim or litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall promptly pay, all reasonable fees and expenses of counsel for the prevailing party incurred in connection with such dispute, claim or litigation.

          SECTION 3.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          SECTION 3.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 3.14. SURVIVAL. The several indemnities, agreements, representations, warranties and each other provision set forth in this Agreement and made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any party, any director or officer of such party, or any controlling person of any of the foregoing, and shall survive the transfer of any Registrable Securities by a Holder, and the indemnification and contribution provisions set forth in Section 2.06 hereof shall survive termination of this Agreement.

          SECTION 3.15. TERMINATION OF EXISTING REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement dated as of July 3, 1996 between Getty Communications plc and Getty Investments is hereby terminated.

          SECTION 3.16. THE HOLDERS' REPRESENTATIVE. The Holder hereby appoints the Holders' Representative as its attorney-in-fact to act on its behalf and to take any and all actions required or permitted to be taken by the Holders' Representative under this Agreement. The Company shall be entitled to rely, as being binding upon the Holder, upon any document or other paper believed by it to be genuine and correct and to have been signed or sent by the Holders' Representative, and the Company shall not be liable to any Holder for any action taken or omitted to be taken by it in such reliance.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized or in their individual capacities, as applicable.


                         GETTY IMAGES, INC.



                         By:    /s/ Mark Getty
                               ---------------------------------------------
                               Name: Mark Getty
                               Title: Director


                         GETTY INVESTMENTS L.L.C



                         By:   /s/ Jan D. Moehl
                               ---------------------------------------------
                               Name: Jan D. Moehl
                               Title: Officer